Ann Parker, Director
Investor Relations
605-988-1000
ann.parker@lodgenet.com
LODGENET TO PRESENT AT CL KING BEST IDEAS CONFERENCE
Presentation to Highlight Business and Growth Opportunities after Recent Acquisitions
Company To Discuss New Revenue Opportunities, Acquisition Integration and Q3 Guidance
     New York, NY – September 17, 2007 – LodgeNet Entertainment Corporation (NASD: LNET) is scheduled to present tomorrow at the CL King Best Ideas Conference. LodgeNet President & CEO Scott C. Petersen will provide an updated presentation on the Company’s business and expanded growth opportunities given the recent acquisitions of On Command and StayOnline. The Company will also issue financial guidance for the third quarter and full year 2007.
     “As the world’s largest provider of media and connectivity services to hospitality businesses, the “New LodgeNet” is well positioned to drive enhanced value for both our customers and our shareholders,” said Petersen. “Given the scope of our new platform and capabilities, we see four primary growth areas which will provide opportunity to generate incremental revenue across our base in the coming year: high speed internet access, high-definition television provisioning, consulting services and advertising. Taken together, theses four areas should enable us to diversify our business and to generate greater revenue and margin by leveraging the scope and capabilities created by our larger base and expanded organization.”
     We see growth opportunities related to expanding our high-definition television and high-speed Internet access services across our 1.8 million room interactive television room base. Both services are presently installed in only a small percentage of our rooms and are being successfully offered pursuant to business models that should result in significant, profitable growth for our Company.”
     “We believe the acquisitions also substantially enhanced our opportunity to create a new source of revenue based on the advertising value of the guest within the room,” continued Petersen. “Given our new, expanded scale, we see a multi-platform advertising opportunity within the fast growing ‘out of home’ advertising market based on both the television and Internet mediums. With On Command, we acquired an existing advertising business, The Hotel Networks (THN), which provides advertiser-supported cable television programming to more than 350,000 of our rooms. THN will generate approximately $10 million in advertising-based revenues this year. We recently acquired full ownership of THN and engaged a well-known national consulting firm to assist us in prioritizing the many potential opportunities within this emerging area. We are focused on driving revenue and value from this new business opportunity in 2008 and beyond.”
     Petersen will also comment on the progress of the On Command integration. “Only five months have passed since the acquisition and we have already made more than 95% of the decisions required to operate as a unified organization. We are highly pleased with the cooperation and talent we have found within the On Command organization and that has assisted us in accelerating the integration of the two companies. Based on our progress, we anticipate substantial value creation from three categories: annual operating synergies of at least $15 million; incremental guest-generated entertainment revenue of approximately $10 million per year; and annual hotel-paid television programming revenues of approximately $12 million.”
     Petersen will also provide financial guidance for third quarter and full-year 2007. “After the On Command acquisition, we issued our full-year 2007 guidance in June based on our understanding of On Command’s operating results and trends based on information we had at the time. Given the recent results produced by the On Command platforms, we currently believe that overall 2007 revenue and Adjusted Operating Cash Flow will be somewhat less than we were anticipating in June. We have a rigorous program underway to reverse the revenue shortfall and still fully expect that over the next 12 months that we will bring the On Command revenue performance in line with

LodgeNet’s revenue metrics. Given the relative quality of the On Command base, we believe that this is a realistic goal.”
     Petersen will announce that for the third quarter, LodgeNet expects revenue in a range from $144.5 million to $147.5 million. Adjusted Operating Cash Flow* is expected to be in a range from 37.0 million to $39.0 million. Net loss is expected to be $(12.0) million to $(10.0) million or loss per share of $(0.53) to $(0.44). Adjusted Net Loss** is expected to be $(6.0) million to $(4.0) million or $(0.26) to $(0.17) per share.
     For the full year 2007, LodgeNet expects to report revenue in the range of $490.0 million to $500.0 million and Adjusted Operating Cash Flow* is expected to be in a range from $130.0 million to $135.0 million. Net loss is expected to be $(59.0) million to $(54.0) million or loss per share of $(2.57) to $(2.35). Adjusted Net Loss** is expected to be $(20.0) million to $(15.0) million or $(0.87) to $(0.65) per share. Capital investment for 2007 is expected to be in a range from $75 million to $80 million. This guidance reflects eleven months of LodgeNet StayOnline and nine months of On Command operations.
* Adjusted Operating Cash Flow is a non-GAAP measure which we define as Operating Income exclusive of depreciation, amortization, share-based compensation, restructuring charges and integration expenses.
** Adjusted Net Income (Loss) excludes amortization of purchase intangibles, restructuring charges and integration expenses, and the cost of refinancing the 9.5% senior notes.
The Company has posted a copy of the CL King Conference presentation on its website at: www.lodgenet.com.
About LodgeNet
LodgeNet Entertainment Corporation is the leading provider of media and connectivity services designed to meet the unique needs of hospitality, healthcare and other visitor and guest-based businesses. LodgeNet serves more than 1.9 million hotel rooms representing 9,300 hotel properties worldwide in addition to healthcare facilities throughout the United States. LodgeNet’s services include on demand movies, games, television programming, music and information, along with subscription sports programming and high-speed Internet access. LodgeNet Entertainment Corporation owns and operates businesses under the industry leading brands: LodgeNet, LodgeNetRX, On Command and StayOnline. LodgeNet is listed on NASDAQ and trades under the symbol LNET. For more information, please visit www.lodgenet.com.
Special Note Regarding Forward-Looking Statement
Certain statements in this press release constitute “forward-looking statements”. When used in this press release, the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance” and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to estimated revenue, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by international crisis, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; competition from HSIA providers; changes in demand for our products and services; programming availability, timeliness, quality, and costs,; technological developments by competitors; developmental costs, difficulties, and delays; relationships with customers and property owners; the availability of capital to finance growth, the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
LodgeNet is a registered trademark of LodgeNet Entertainment Corporation. All rights reserved. Other names and brands may be claimed as the property of others.
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